Exhibit 5.1

Baiya International Group Inc.	D +852 3656 6054
E nathan.powell@ogier.com

Reference: NMP/CLE/503451.00002

21 August 2026

Dear Sirs

Baiya International Group Inc. (the Company)

We have acted as Cayman Islands counsel to the Company in connection with the Company’s registration statement on Form F-3, including all amendments and supplements thereto (the Registration Statement), as filed with the U.S. Securities and Exchange Commission (the Commission) under the United States Securities Act of 1933, as amended to date (the Act). The Registration Statement relates to the offering, issuance and sale from time to time, in one or more offerings, of up to US$200,000,000 of the following securities of the Company (the Securities):

(i)	class A ordinary shares of a par value of US$0.025 each of the Company (the Class A Shares);

(ii)	preferred shares of a par value of US$0.0001 each of the Company (the Preferred Shares);

(iii)	warrants to purchase the Class A Shares and Preferred Shares (the Warrants) issuable pursuant to the terms of a warrant agreement and a warrant certificate (together, the Warrants Documents);

(iv)	rights to purchase the Class A Shares (the Rights) issuable pursuant to the terms of a rights agent agreement and a right certificate (together, the Rights Documents);

(v)	units composed of any combination of the securities described above (the Units) issuable pursuant to the terms of a unit agreement and a unit certificate (together, the Units Documents); and

(vi)	debt securities including debt securities exchangeable for or convertible into Ordinary Shares which the Company may issue from time to time (together, the Debt Securities) pursuant to the applicable indenture to be entered into by the Company (the Indenture) and the form of debt security (the Debt Security together with the Indenture the Debt Documents).

Ogier Providing advice on British Virgin Islands, Cayman Islands and Guernsey laws Floor 11 Central Tower 28 Queen's Road Central Central Hong Kong T +852 3656 6000 F +852 3656 6001 ogier.com	Partners Nicholas Plowman Nathan Powell Anthony Oakes Oliver Payne Kate Hodson David Nelson Joanne Collett Dennis Li Cecilia Li	Yuki Yan David Lin Alan Wong Janice Chu Zhao Rong Ooi Rachel Huang** Florence Chan*‡ Richard Bennett**‡ James Bergstrom‡	* admitted in New Zealand ** admitted in England and Wales ‡ not ordinarily resident in Hong Kong

We are furnishing this opinion as Exhibits 5.1 and 23.3 to the Registration Statement.

1	Documents examined

For the purposes of giving this opinion, we have examined originals, copies, or drafts of the following documents (the Documents):

(a)	the certificate of incorporation of the Company dated 18 October 2021 (the Certificate of Incorporation) issued by the Registrar of Companies of the Cayman Islands (the Registrar);

(b)	the seventh amended and restated memorandum and articles of association of the Company adopted by a special resolution passed on 9 February 2026 and effective on 13 July 2026 (the Memorandum and Articles);

(c)	a certificate of good standing dated 19 January 2026 (the Good Standing Certificate) issued by the Registrar in respect of the Company;

(d)	the register of directors and officers of the Company (the Register of Directors);

(e)	the written resolutions of all the directors of the Company dated 23 July 2026 approving inter alia, the Company's filing of the Registration Statement (the Board Resolutions);

(f)	a certificate dated on the date hereof as to certain matters of fact signed by a director of the Company in the form annexed hereto (the Director's Certificate); and

(g)	the Registration Statement.

We have not made any searches or enquiries concerning, and have not examined any documents entered into by or affecting the Company or any other person, save for the searches, enquiries and examinations expressly referred to above.

2	Assumptions

In giving this opinion we have relied upon the assumptions set forth in this paragraph 2 without having carried out any independent investigation or verification in respect of those assumptions:

(a)	all original documents examined by us are authentic and complete;

(b)	all copies of documents examined by us (whether in facsimile, electronic or other form) conform to the originals and those originals are authentic and complete;

(c)	all signatures, seals, dates, stamps and markings (whether on original or copy documents) are genuine;

(d)	each of the Good Standing Certificate, the Register and the Director’s Certificate (each as defined in Schedule 1) is accurate and complete as at the date of this opinion;

(e)	all copies of the Registration Statement are true and correct copies and the Registration Statement conforms in every material respect to the latest drafts of the same produced to us and, where the Registration Statement has been provided to us in successive drafts marked-up to indicate changes to such documents, all such changes have been so indicated;

(f)	the Board Resolution remains in full force and effect and have not been, and will not be, rescinded or amended, and each of the directors of the Company has acted in good faith with a view to the best interests of the Company and has exercised the standard of care, diligence and skill that is required of him or her in approving the Registration Statement and the transactions set out in the Board Resolutions and no director has a financial interest in or other relationship to a party of the transactions contemplated by the Registration Statement and the Board Resolutions which has not been properly disclosed in the Board Resolutions;

(g)	each of the parties to the Warrants Documents, the Rights Documents, the Units Documents, the Indenture and similar agreements or instruments in respect of the issuance of the Securities (together, the Securities Documents) other than the Company is duly incorporated, formed or organised (as applicable), validly existing and in good standing under all relevant laws;

(h)	each of the Securities Documents will be authorised and duly executed and unconditionally delivered by or on behalf of all parties to it in accordance with all applicable laws (other than, in the case of the Company, the laws of the Cayman Islands);

(i)	each of the Securities Documents will be legal, valid and binding and enforceable against all relevant parties in accordance with its terms under relevant law (other than, in the case of the Company, the laws of the Cayman Islands);

(j)	none of the opinions expressed herein will be adversely affected by the laws or public policies of any jurisdiction other than the Cayman Islands. In particular, but without limitation to the previous sentence:

(i)	the laws or public policies of any jurisdiction other than the Cayman Islands will not adversely affect the capacity or authority of the Company; and

(ii)	neither the execution or delivery of the Securities Documents nor the exercise by any party to the Securities Documents of its rights or the performance of its obligations under them contravene those laws or public policies;

(k)	there are no agreements, documents or arrangements (other than the documents expressly referred to in this opinion as having been examined by us) that materially affect or modify the Registration Statement, the Securities Documents or the transactions contemplated by them or restrict the powers and authority of the Company in any way;

(l)	no monies paid to or for the account of any party under the Registration Statement or the Securities Documents represent or will represent criminal property or terrorist property (as defined in the Proceeds of Crime Act (as revised) and the Terrorism Act (as revised), respectively);

(m)	the issue of any Class A Shares pursuant to the Registration Statement and the Securities Documents, the issue of the Class A Shares upon the exercise of the Warrants and the issue of the Class A Shares upon the exercise of the Rights, whether as principal issue or on the conversion, exchange or exercise of any Class A Shares, Warrants or Rights, and the issue of the Class A Shares pursuant to any of the Share Purchase Agreements would not result in the Company exceeding its authorised share capital; and upon the issue of any Class A Shares, the Company will receive consideration for the full issue price thereof which shall be equal to at least the par value thereof and that such issuance will be duly registered, and will continue to be registered, in the Company's register of members;

(n)	there are no circumstances or matters of fact existing which may properly form the basis for an application for an order for rectification of the register of members of the Company;

(o)	the certificates for the Class A Shares and Preferred Shares will conform to the specimen as set out thereof and upon issuance will have been duly countersigned by the transfer agent and duly registered by the registrar for the Class A Shares and Preferred Shares, or, if uncertificated, valid book-entry notations for the issuance of the Class A Shares and Preferred Shares in uncertificated form will have been duly made in the share register of the Company;

(p)	no invitation has been or will be made by or on behalf of the Company to the public in the Cayman Islands to subscribe for any of the Securities;

(q)	at the time of the issuance of any Class A Shares and Preferred Shares in accordance with its terms:

(i)	the Company will not have been struck off or placed in liquidation; and

(ii)	the issue price for each Class A Share and Preferred Share to be issued will not be less than the par value of such share;

(r)	neither the directors nor the shareholders of the Company have taken any steps to appoint a liquidator of the Company and no receiver or restructuring officer has been appointed over any of the Company’s property or assets; and

(s)	there is no provision of the law of any jurisdiction, other than the Cayman Islands, which would have any implication in relation to the opinions expressed herein.

3	Opinions

On the basis of the examinations and assumptions referred to above and subject to the qualifications set forth in Schedule 2 and the limitations set forth below, we are of the opinion that:

Corporate status

(a)	The Company has been duly incorporated as an exempted company with limited liability and is validly existing and in good standing with the Registrar of Companies of the Cayman Islands (the Registrar).

Authorised share capital

(b)	The authorised share capital of the Company is US$12,680,000 divided into: (i) 506,400,000 class A ordinary shares of par value of US$0.025 each, (ii) 100,000,000 class B ordinary shares of par value of US$0.0001 each and (iii) 100,000,000 preferred shares of par value US$0.0001 each.

Valid Issuance of Shares

(c)	With respect to the Class A Shares, when:

(i)	the board of directors of the Company (the Board) has taken all necessary corporate actions to approve the issuance and allotment of the Ordinary Shares, the terms of the offering of the Class A Shares and all related matters;

(ii)	either (A) the provisions of the applicable definitive purchase, underwriting or similar agreement approved by the Board have been satisfied and payment of the consideration specified therein (being not less than the par value of the Class A Shares) has been made, or (B) if such Class A Shares are issuable upon conversion, exchange, redemption, repurchase or exercise of any other security, the terms of such security, the Memorandum and Articles or the instrument governing such security providing for such conversion, exchange, redemption, repurchase or exercise for Class A Shares, as approved by the Board, have been satisfied and the consideration approved by the Board (being not less than the par value of the Class A Shares) received; and

(iii)	valid entry has been made in the register of members of the Company reflecting such issuance of Class A Shares, in each case in accordance with the Memorandum and Articles,

the Class A Shares will be recognised as having been duly authorised and validly issued, fully paid and non-assessable.

(d)	With respect to the Preferred Shares, when:

(i)	the Board and the Company has taken all necessary corporate action to approve the issuance and the terms of the Preferred Shares, the terms of the offering of the Preferred Shares and other any related matters;

(ii)	either (A) the provisions of the applicable definitive purchase, underwriting or similar agreement approved by the Board have been satisfied and payment of the consideration specified therein (being not less than the par value of the Preferred Shares) has been made, or (B) if such Preferred Shares are issuable upon conversion, exchange, redemption, repurchase or exercise of any other security, the terms of such security, the Memorandum and Articles or the instrument governing such security providing for such conversion, exchange, redemption, repurchase or exercise for Preferred Shares, as approved by the Board, have been satisfied and the consideration approved by the Board (being not less than the par value of the Preferred Shares) received; and

(iii)	valid entry have been made in the register of members of the Company reflecting such issuance of Preferred Shares, in each case in accordance with the Memorandum and Articles,

the Preferred Shares will be recognised as having been duly authorised and validly issued, fully paid and non-assessable.

Issuance of Debt Securities

(e)	With respect to the Debt Securities to be issued, when:

(i)	the Board has taken all necessary corporate actions to authorise and approve the creation and terms of the Debt Securities and to approve the issue thereof, the terms of the offering thereof and all related matters;

(ii)	the Debt Document relating to the Debt Securities shall have been duly authorized and validly executed and unconditionally delivered by and on behalf of the Company and all the relevant parties thereunder; and

(iii)	the Debt Securities issued thereunder have been duly executed and delivered on behalf of the Company and authenticated in the manner set forth in the applicable Debt Document relating to such issue of Debt Securities and delivered against due payment therefor pursuant to, and in accordance with, the terms of the Registration Statement and any relevant prospectus supplement, the Debt Securities will have been duly executed, issued and delivered.

Valid Issuance of Warrants

(f)	With respect to the Warrants to be issued, when:

(i)	the Board has taken all necessary corporate actions to authorise and approve the creation and terms of the Warrants and to approve the issue thereof, the terms of the offering thereof and all related matters;

(ii)	a Warrant Document relating to the Warrants shall have been duly authorized and validly executed and unconditionally delivered by the Company and the warrant agent thereunder; and

(iii)	the certificates representing the Warrants have been duly executed, countersigned, registered and delivered in accordance with the Warrant Document relating to the Warrants and the applicable definitive purchase, underwriting or similar agreement approved by the Board upon payment of the consideration therefor provided therein, the Warrants will be duly authorized and validly issued and will constitute legal, valid and binding obligations of the Company.

Valid Issuance of Rights

(g)	With respect to the Rights to be issued, when:

(i)	the Board has taken all necessary corporate actions to authorise and approve the creation and terms of the Rights and to approve the issue thereof, the terms of the offering thereof and all related matters;

(ii)	a Rights Document relating to the Rights shall have been duly authorised and validly executed and unconditionally delivered by the Company and the financial institution designated as rights agent thereunder; and

(iii)	the certificates representing the Rights shall have been duly executed, countersigned, issued, registered and delivered in accordance with the Rights Document relating to the Rights, and the applicable definitive purchase, underwriting or similar agreement approved by the Board upon payment of the consideration therefor provided therein, the Rights will be duly authorised and validly issued and will constitute legal, valid and binding obligations of the Company.

Valid Issuance of Units

(h)	With respect to each issue of Units, when:

(i)	the Board has taken all necessary corporate actions to authorise and approve the creation and terms of the Units and to approve the issue of the Securities which are components thereof, the terms of the offering thereof and all related matters;

(ii)	a Unit Document relating to the Units shall have been duly authorised and validly executed and unconditionally delivered by the Company and the financial institution designated as unit agent thereunder;

(iii)	in respect of any Warrants which are components of the Units, a Warrant Document shall have been duly authorized and validly executed and unconditionally delivered by the Company and the warrant agent thereunder, if any, in respect of any Warrants which are components of the Units;

(iv)	in respect of any Debt Securities which are components of the Units, the Debt Document shall have been duly authorized and validly executed and unconditionally delivered by the Company and all relevant parties thereunder;

(v)	in respect of any Class A Shares and Preferred Shares which are components of the Units, valid entry has been made in the register of members of the Company reflecting such issuance of the Class A Shares and Preferred Shares, in each case in accordance with the Memorandum and Articles; and

(vi)	the Units and any Securities which are components of the Units shall have been duly executed, countersigned, authenticated, issued, registered and delivered (in each case, as and when applicable), in accordance with the provisions of (A) the applicable Unit Document relating to the Units, (B) the applicable Warrant Document relating to any Warrants which are components of the Units, (C) the applicable Debt Document relating to any Debt Securities which are components of the Units, (D) the Memorandum and Articles and (E) the applicable definitive purchase, underwriting or similar agreement approved by the Board, and upon payment of the consideration therefor provided therein (being, in respect of the Ordinary Shares which are components of the Units, not less than the par value of such Ordinary Shares),

(i)	the Units will be duly authorised and validly issued and will constitute legal, valid and binding obligations of the Company.

4	Limitations and Qualifications

4.1	We offer no opinion:

(a)	as to any laws other than the laws of the Cayman Islands, and we have not, for the purposes of this opinion, made any investigation of the laws of any other jurisdiction, and we express no opinion as to the meaning, validity, or effect of references in the Documents to statutes, rules, regulations, codes or judicial authority of any jurisdiction other than the Cayman Islands;

(b)	except to the extent that this opinion expressly provides otherwise, as to the commercial terms of, or the validity, enforceability or effect of the Registration Statement, the accuracy of representations, the fulfilment of warranties or conditions, the occurrence of events of default or terminating events or the existence of any conflicts or inconsistencies among the Registration Statement and any other agreements into which the Company may have entered or any other documents; or

(c)	as to whether the acceptance, execution or performance of the Company's obligations under the Registration Statement or the applicable definitive agreement will result in the breach of or infringe any other agreement, deed or document (other than the Company's Memorandum and Articles of Association) entered into by or binding on the Company.

4.2	Under the Companies Act (Revised) (Companies Act) of the Cayman Islands annual returns in respect of the Company must be filed with the Registrar of Companies in the Cayman Islands, together with payment of annual filing fees. A failure to file annual returns and pay annual filing fees may result in the Company being struck off the Register of Companies, following which its assets will vest in the Financial Secretary of the Cayman Islands and will be subject to disposition or retention for the benefit of the public of the Cayman Islands.

4.3	In good standing means only that as of the date of the Good Standing Certificate the Company is up-to-date with the filing of its annual returns and payment of annual fees with the Registrar. We have made no enquiries into the Company's good standing with respect to any filings or payment of fees, or both, that it may be required to make under the laws of the Cayman Islands other than the Companies Act.

4.4	In this opinion the phrase “non-assessable” means, with respect to the Company's shares, that a member of the Company shall not, by virtue of its status as a member of the Company, be liable for additional assessments or calls on such shares by the Company or its creditors (except in exceptional circumstances, such as involving fraud, the establishment of an agency relationship or an illegal or improper use or other circumstance in which a court may be prepared to pierce or lift the corporate veil).

4.5	We are not aware of any Cayman Islands authority as to when the courts would set aside the limited liability of a shareholder in a Cayman Islands company. Our opinion on the subject is based on the Companies Act and English common law authorities, the latter of which are persuasive but not binding in the courts of the Cayman Islands. Under English authorities, circumstances in which a court would attribute personal liability to a shareholder are very limited, and include: (a) such shareholder expressly assuming direct liability (such as a guarantee); (b) the company acting as the agent of such shareholder; and (c) the company being incorporated by or at the behest of such shareholder for the purpose of committing or furthering such shareholder’s fraud, or for a sham transaction otherwise carried out by such shareholder. In the absence of these circumstances, we are of the opinion that a Cayman Islands’ court would have no grounds to set aside the limited liability of a shareholder.

5	Governing law of this opinion

5.1	This opinion is:

(a)	governed by, and shall be construed in accordance with, the laws of the Cayman Islands;

(b)	limited to the matters expressly stated in it; and

(c)	confined to, and given on the basis of, the laws and practice in the Cayman Islands at the date of this opinion.

5.2	Unless otherwise indicated, a reference to any specific Cayman Islands legislation is a reference to that legislation as amended to, and as in force at, the date of this opinion.

6	Who can rely on this opinion

6.1	We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. We also consent to the reference to this firm in the Registration Statement under the heading "Legal Matters". In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

6.2	This opinion may be used only in connection with the issue of the Class A Shares by the Company while the Registration Statement is effective. With the exception of your professional advisers (acting only in that capacity), it may not be relied upon by any person, other than persons entitled to rely upon it pursuant to the provisions of the Act, without our prior written consent.

Yours faithfully

/s/ Ogier

Ogier

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